Exhibit 10.01

_______________________________________________________________

Purchase Agreement

by and among

TRADESHOW PRODUCTS INC.
A NEVADA CORPORATION
AND

EMPLOYMENT SYSTEMS INC.
A CALIFORNIA CORPORATION
_________________________________

Dated:

April 1, 2008

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (the “Agreement”), effective as of the April 1, 2008 (the “Closing Date”), by and among Employment Systems, Inc. (“Seller”), and Tradeshow Products, Inc. (“Buyer”).

B A C K G R O U N D

WHEREAS, Seller is in the business of staffing and other professional employment services and owns and maintains those “Client Contracts” (as identified in Schedule A) as well as certain office equipment leases (“Leases’) as listed on Schedule B;

WHEREAS, the Client Contracts are subject to termination by the applicable client with or without cause;

WHEREAS, Seller is obligated to various services pursuant to the Client Contracts;

WHEREAS, Seller is presently unable to discharge its obligations under the Client Contracts and/or maintain worker’s compensation insurance for the benefit of its clients;

WHEREAS, Seller is presently indebted to Buyer in the approximate amount of $96,753.39 (the “Debt”) for professional employment services rendered;

WHEREAS, recorded tax liens presently exist amounting to approximately $550,000.00 (the “Tax Liens”).

WHEREAS, Buyer desires to purchase and acquire, and Seller desires to sell and/or transfer, the Client Contracts and Leases on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, promises and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE TRANSACTION

1.1           Sale and Purchase.  Subject to the terms and conditions set forth herein, the Seller hereby sells, transfers and assigns the Client Contracts to Buyer, and Buyer hereby purchases the Client Contracts from the Seller.  Further, Seller shall cooperate with Buyer in order to effectuate the transfers and assignments of the Leases from Seller to Buyer.

1.2           Purchase Price.  The aggregate purchase price for the Client Contracts shall be $100,000.00 in addition to an ongoing payment of 3% of the gross payroll each month for as long as the clients remain with Seller, or $15,000.00 per month for sixty (60) months, whichever is greater (the “Purchase Price”).  Payments to be made as payroll occurs either weekly, bi weekly or monthly and adjusted on a monthly basis.† Ten thousand dollars ($10,000.00) monthly of the Purchase Price shall be paid, as the obligation arises, directly from Buyer to the appropriate tax collection authority(ies) in order to pay down the Tax Liens.  Buyer shall not be obligated the balance of the Purchase Price directly to Seller.  Further, Buyer shall, in exchange for receipt of the Leases, discharge and forgive Seller’s Debt obligation.

1.3           Deliveries.

(a)           Deliveries by Seller.  On the Closing Date, Seller will deliver to Buyer the following: Copies of all client contracts, payroll records, and employee files as enumerated under Schedule A.

(b)           Seller shall assign the Leases on Schedule B to Buyer.

            (c)      All debt by and between Buyer and Seller, prior to April 1, 2008, will be cancelled.

            (c)       Seller shall allow Buyer to have control of Sellers bank accounts, in order to transition clients, for ninety (90) days.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF Seller AND Buyer

Seller and Buyer hereby represent and warrant as follows:

2.1           Organization.  Seller and Buyer are corporations duly organized, validly existing and in good standing under the laws of the state in which they were organized and each has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

2.2           Authorization and Enforceability.  The execution, delivery and performance by Seller and Buyer of this Agreement and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller and Buyer.  This Agreement has been duly executed and delivered by Seller and Buyer and constitutes the legal, valid and binding obligations of Seller and Buyer, enforceable against Seller and Buyer in accordance with its terms, except (a)†as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b)†as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3           No Violation of Laws or Agreements. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and the compliance with the terms, conditions and provisions of this Agreement by Seller and Buyer will not (a)†contravene any provision of the respective entities’ charter or organizational documents, (b) conflict with or result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice or both, constitute a default) under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which Seller or Buyer is a party or by which any of them or any of their assets may be bound or affected, or any judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, rule or regulation, (c) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon Seller’s or Buyer’s assets or give to others any interests or rights therein, or (d) result in the maturation or acceleration of any liability or obligation of Seller or Buyer (or give others the right to cause such a maturation or acceleration).

2.4           Brokerage.  Neither Seller nor Buyer has made any agreement or taken any other action which might cause anyone to become entitled to a broker’s fee or commission as a result of the transactions contemplated hereunder.

ARTICLE III

COVENANTS AND AGREEMENTS

3.2           Costs and Expenses.  Each of the parties shall pay all of the fees and expenses incurred by such party in negotiating and preparing this Agreement (and all other documents executed in connection herewith or therewith) and in consummating the transactions contemplated hereby.

3.5           Post-Closing Cooperation.  Buyer and Buyer shall reasonably cooperate, and shall cause their respective subsidiaries, officers, employees, agents, auditors and other representatives reasonably to cooperate, in preparing and filing all returns, including maintaining and making available to each other all records necessary in connection with taxes and in resolving all disputes and audits.

3.6           Tax Matters.  Notwithstanding any provision in this Agreement to the contrary, all Transfer Taxes (defined below) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Buyer, and Seller and Buyer shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such tax laws.  For purposes of this Section 4.6, the term “Transfer Taxes” shall mean transfer, documentary, sales, use, registration and other such taxes.

ARTICLE IV

INDEMNIFICATION

4.1           Indemnification.

(a)           By Seller.  From and after the Closing Date, Seller shall indemnify, defend and hold Buyer and its directors, officers, agents, representatives, successors and assigns (collectively, “Buyer Indemnified Parties”) harmless of and from and against any and all damages, liabilities, losses, costs and expenses (including reasonable and documented attorneys’ fees) (collectively, “Losses”) in connection with any claims, suits, demands, actions, causes of action or other proceedings brought or threatened against any Buyer Indemnified Parties which arise out of, result from or relate to any breach of the representations or warranties set forth herein.  In no event shall Seller be liable to any Buyer Indemnified Parties for special, exemplary, indirect, loss of profits, incidental, consequential, diminution in value or punitive damages.

(b)           By Buyer.  From and after the Closing Date, Buyer shall indemnify, defend and hold Seller and its subsidiaries, affiliates and parents and its and their respective directors, officers, agents, representatives, successors and assigns (collectively, “Seller Indemnified Parties”) harmless of and from and against any and all Losses in connection with any claims, suits, demands, actions, causes of action or other proceedings brought or threatened against any Seller Indemnified Parties which arise out of, result from or relate to (i) any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Buyer in this Agreement, and (ii) the operation or use of the business or assets of Buyer on or after the Closing Date.  In no event shall Buyer be liable to any Seller Indemnified Parties for special, exemplary, indirect, loss of profits, incidental, consequential, diminution in value or punitive damages.

4.2           Conditions of Indemnification of Third-Party Claims.  The respective obligations and liabilities of Buyer and Seller (the “Indemnifying Party”) to the Buyer Indemnified Parties or the Seller Indemnified Parties, as the case may be, as indemnified parties (the “Indemnified Party”) with respect to claims resulting from the assertion of liability by third parties (“Third Party Claim”) shall be subject to the following terms and conditions:

(a)           Within ten (10) calendar days (or such earlier time as might be required to avoid prejudicing the Indemnifying Party’s position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion of any claim by a third party, the Indemnified Party shall give the Indemnifying Party written notice thereof together with a copy of such claim, process or other legal pleading, and the Indemnifying Party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided, that the Indemnified Party may participate in the defense with counsel of its own choice and at its own expense (provided that the Indemnifying Party will bear the expense of counsel for the Indemnified Party if counsel for the Indemnified Party could have an inconsistent or conflicting interest from that of the Indemnifying Party or one or more legal defenses that are different from or additional to those available to the Indemnifying Party).

(b)           If the Indemnifying Party, by the fifteenth (15th) calendar day after receipt of notice of any such claim (or, if earlier, by the tenth (10th) calendar day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the Indemnified Party, such settlement involves only the payment of money and the claimant provides to the Indemnified Party a general release from all liability in respect of such claim.  If the settlement of the claim involves more than the payment of money, the Indemnifying Party shall not settle the claim without the prior consent of the Indemnified Party, which consent shall not be unreasonably withheld.

(d)           The Indemnified Party and the Indemnifying Party will each cooperate with all reasonable requests of the other for the purpose of defending against any claims.

(e)           Notwithstanding anything to the contrary in this Agreement, the Indemnified Party’s failure to give any notice under this Section 5.2 shall not relieve the Indemnifying Party’s obligations under this Article V, except to the extent the Indemnifying Party is materially prejudiced by such failure.

4.3           Procedure for Claims.  In the event any Indemnified Party has a claim against an Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall provide written notice to the Indemnifying Party (the “Notice of Claim”), describing in detail the nature of the claim, the basis of the Indemnified Party’s request for indemnification under this Agreement and the amount for which indemnification is sought (the “Indemnification Amount”), if known.

4.4           Sole Remedy.  Buyer hereby acknowledges and agrees that, from and after the Closing Date, its sole remedy with respect to any and all claims for money damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions herein.

ARTICLE V

MISCELLANEOUS

5.1           Nature and Survival of Representations.  The representations and warranties of Buyer, Seller and Buyer contained in this Agreement shall survive the closing for a period ending on the first anniversary of the Closing Date.

5.2           Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, or if mailed, when mailed by United States first-class, certified or registered mail, postage prepaid, or if delivered through a nationally recognized overnight carrier, to the other party at the following addresses (or at such other address as shall be given in writing by any party to the other):

If to Buyer, to:

Tradeshow Products Inc
9449 Balboa Ave., #104
San Diego, CA 92123
ATTN:  David Goldberg

If to Seller:
Employment Systems Inc.
1590 South Lewis St.
Anaheim, CA 92805
Attn: Brian Bonar

5.3           Successors and Assigns.  Neither Buyer nor Seller may assign this Agreement without the prior written consent of the other party hereto; provided, however, either party may assign this Agreement to any wholly owned subsidiary without having to obtain such written consent.  Subject to the foregoing, this Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.4           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of California without giving effect to principles of conflicts of laws.  The parties hereto agree that the federal and state courts located in Orange or San Diego counties shall constitute the exclusive jurisdiction and venue for purposes of any dispute arising under or regarding this Agreement.

5.5           Headings; Interpretation.  The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.  The parties agree that any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

5.6           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

5.7           Further Assurances.  Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

5.8           Amendment and Waiver.  The parties may by mutual agreement amend this Agreement in any respect.  To be effective, any such amendment or any waiver must be in writing and be signed by each party hereto.

5.9           Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be valid and enforceable.

5.10           No Other Beneficiaries.  This Agreement is being made and entered into solely for the benefit of Buyer and Seller and none of Buyer, Buyer or Seller intends hereby to create any rights in favor of any other person, as a third party beneficiary of this Agreement or otherwise.

5.11           Entire Agreement.  This Agreement and the Schedules and Exhibits hereto, each of which is hereby incorporated herein, set forth all of the promises, covenants, agreements, conditions, undertakings, representations and warranties between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement the day and year first above written.

TRADESHOW PRODUCTS INC.

/s/ David Goldberg
By:______________________________
David Goldberg
CEO
Date: 4/1/2008

EMPLOYMENT SYSTEMS INC

/s/ Brian Bonar

By:______________________________
Brian Bonar
Chairman
Date: 4/1/2008